PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is made and entered into as of the 29th day of September, 2003 by and between MISSISSIPPI BAPTIST MEDICAL ENTERPRISES, INC., a Mississippi corporation ("Seller"), ESC-RIDGELAND, LLC, a Washington limited liability company ("Purchaser"), EMERITUS PROPERTIES XI, LLC, a Washington limited liability company ("Emeritus XI") and RIDGELAND ASSISTED LIVING, LLC, a Washington limited liability company (the "Company").

                                    RECITALS

     A. Seller and Emeritus XI, are members of a limited liability company known as Ridgeland Assisted Living, LLC, a Washington limited liability company (the "Company").

     B. The Company owns an assisted living facility commonly known as Ridgeland Pointe, 410 Orchard Park, Ridgeland, Mississippi (the "Facility").

     C. Emeritus XI's sole member, Emeritus Corporation, a Washington corporation ("Emeritus"), and its affiliates intend to consummate a transaction with Health Care REIT, Inc. and various affiliates thereof (collectively, "HC REIT") pursuant to which, among other things, the Facility will be sold to HC REIT or its affiliate and leased back to the Company (the "HC REIT Transaction").

     D. In connection therewith, Purchaser is interested in purchasing and Seller is interested in selling all of Seller's interest in and to the Company, all upon and subject to the terms and conditions set forth herein.

     E. Purchaser and Seller are interested in documenting the terms and conditions of such purchase and sale transaction.

     F. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Operating Agreement of the Company dated December 23, 1998, as amended by First Amendment dated September 2, 1999 (the "Operating Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                                    AGREEMENT

1.     PURCHASE  AND  SALE.

      Seller does hereby agree to sell to Purchaser and Purchaser does hereby agree to purchase from Seller all of Seller's right, title and interest in and to its Interest in the Company (the "Interest"). By its signature set forth below, Emeritus XI shall be deemed to have consented to the purchase and sale of the Interest as required by Section 8.1 of the Operating Agreement.

2.     PURCHASE  PRICE

     The purchase price payable by Purchaser to Seller for the Interest shall be Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) and shall be due and payable by wire transfer of immediately available funds on the Closing Date (as hereinafter defined). Seller acknowledges and agrees that the payments provided for in this Section 2 shall be in lieu of the purchase price provided for in Section 8.7 of the Operating Agreement and that Purchaser shall have no rights or obligations under Section 8.7 of the Operating Agreement upon consummation of the transaction provided for in this Agreement nor shall Seller have any right to any Net Cash from Operations (as that term is defined in the Operating Agreement) which may be available at Closing, but instead the same shall be and remain an asset of the Company.

3.     CLOSING  AND  POST  CLOSING

a. Provided that all of the conditions to the closing of the HC REIT Transaction (the "HC REIT Closing") shall be satisfied or waived and the HC REIT
     Closing shall have occurred or be fully ready to occur, the closing of the purchase and sale of the Interest (the "Closing") shall occur concurrently with the HC REIT Closing (the "Closing Date"), it being understood and agreed that the Closing is and shall be specifically conditioned on the HC REIT Closing and that Purchaser shall have no obligations to Seller hereunder nor shall Seller have any rights against Purchaser hereunder unless the HC REIT Closing occurs. The Closing shall occur through escrow using Land America Title Company, which is acting as escrow agent in the connection with the HC REIT Closing (the "Escrow"). Notwithstanding the foregoing, if the Closing has not occurred by September 30, 2003, then this Agreement shall be null and void and of no further force and effect and none of the parties shall thereafter have any further rights or obligations hereunder.

     b. On the Closing Date, Seller shall execute and deliver to Purchaser an Assignment Agreement with respect to the Interest in the form attached hereto as Exhibit A and such other documents as may be necessary in order to convey title to the Interest to Purchaser.

     c. On the Closing Date, Seller and Purchaser shall execute or cause to be executed and delivered a Termination Agreement in the form attached hereto as Exhibit B terminating the Ancillary Services Agreement dated as of December 20, 1998 (the "Ancillary Services Agreement") among the Company, Emeritus Corporation ("Emeritus") and Mississippi Baptist Health Systems, Inc. (the "Provider"), a Termination Agreement in the form attached hereto as Exhibit C terminating the Lease Agreement between the Company and Provider, resignations duly executed by each of the MBME Representatives on the Board of the Company in the form attached hereto as Exhibit D and a written confirmation from Steven M. Hendrix confirming that he has been replaced as the Independent Manager of the Company in the form attached hereto as Exhibit E.

     d. Seller acknowledges and agrees that from and after the Closing Date, Purchaser and Emeritus XI shall have the right to continue the existence and business of the Company and to continue to operate that business in the name of the Company in effect on the date hereof or under such other name as they may elect to operate from time to time thereafter, including but not limited to, Ridgeland Pointe but in no event shall the Company, Purchaser or Emeritus XI have any right from and after the Closing Date to use the name "Baptist" in any form and Purchaser and Emeritus XI shall cause the Company to take all necessary action to remove the name "Baptist" in any form from all signage, letterhead, marketing materials and any other property of the Company, all at the cost of the Company. Seller further acknowledges and agrees that from and after the Closing Date Seller shall have no right, title or interest in and to any of the assets of the Company nor shall Seller have any right to participate in the business of the Company or any responsibility for any of the liabilities of the Company; provided, however, nothing herein shall be construed as relieving Seller from any obligations which it may have, whether the same exist as of the Closing Date or arise after Closing, arising from or related to its status as a member of the Company prior to the Closing Date, subject to the provisions of
Article VII of the Operating Agreement and nothing herein shall impair the indemnification and other provisions of the Operating Agreement in favor of either Seller or Emeritus XI as they relate to the status of each of Seller and Emeritus XI as the members of the Company prior to the Closing Date or as they relate to the status of Emeritus XI as the Managing Member of the Company prior to the Closing Date.

     e. Seller does hereby ratify and affirm its confidentiality and non competition obligations under Sections 6.3 and 6.4 of the Operating Agreement and does hereby knowingly, voluntarily and unconditionally waive any rights in may have under Section 6.4(d) of the Operating Agreement to participate in the facility currently leased by Emeritus Corporation in Hattiesburg, Mississippi. Purchaser acknowledges and agrees that the project contemplated by Section 6.4(d) to be constructed in Clinton, Mississippi has been constructed but that the project contemplated by Section 6.4(d) to be construed in Brandon, Mississippi has not been constructed and accordingly that Seller's non competition obligations as set forth in Section 6.4 shall specifically exclude the Clinton project.

4.     REPRESENTATIONS  AND  WARRANTIES.

     a. SELLER'S REPRESENTATIONS. Seller hereby represents and warrants to Purchaser and Emeritus XI as follows:

     (i) Seller has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein at the times provided for herein.

     (ii) This Agreement is valid, binding and enforceable against Seller in accordance with its terms except as such enforceability may be limited by creditors rights laws or general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller's assets are bound or affected.

     (iii) Seller has not granted any other party any right to purchase its Interest and the Interest shall, at the time of the conveyance thereof to Purchaser, be free and clear of all liens, charges and encumbrances.

     (iv) Seller has not in its capacity as a Member of the Company performed any act or entered into any transaction which is in violation of the terms of the Company's Operating Agreement, including, but not limited to, any transaction involving the granting of any lien or encumbrance on any of the asset of the Company.

     (v) The right or ability of Seller to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Seller has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

     (vi) No representation or warranty by or on behalf of Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     b. PURCHASER'S AND EMERITUS XI'S REPRESENTATIONS. Purchaser and Emeritus XI, jointly and severally, hereby represent and warrant to Seller as follows:

     (i) Each of Purchaser and Emeritus XI has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein at the times provided for herein.

     (ii) This Agreement is valid, binding and enforceable against Purchaser, Emeritus XI and the Company in accordance with its terms except as such enforceability may be limited by creditors rights laws and general principles of equity. The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser, Emeritus XI or the Company is now a party or by which any of the assets of Purchaser, Emeritus XI or the Company are bound or affected; provided, however, nothing herein shall be construed as a representation or warranty with respect to any facts related to the Company which Purchaser or Emeritus XI are able to demonstrate were actually known to Seller and not disclosed by Seller to Emeritus XI or the Company.

     (iii) The right or ability of Purchaser, Emeritus XI and the Company to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and none of Purchaser, Emeritus XI or the Company has any knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding; provided, however, nothing herein shall be construed as a representation or warranty with respect to any facts related to the Company which Purchaser or Emeritus XI are able to demonstrate were actually known to Seller and not disclosed by Seller to Emeritus XI or the Company.

     (iv) No representation or warranty by or on behalf of Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller by Purchaser pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.     AUTHORIZATION

     Seller hereby authorizes Emeritus XI to execute on behalf of the Company any and all documents required to be executed by the Company in connection with the HC REIT Closing.

6.     BREACH  AND  REMEDIES

     a. In the event of a breach by Seller in its obligations under this Agreement prior to the Closing Date, Purchaser shall have the right either (i) to terminate this Agreement and sue to recover any damages it may have suffered as a result of such breach or (ii) to seek to specifically enforce Seller's obligations hereunder.

     b. In the event of a breach by Purchaser in its obligations under this Agreement prior to the Closing Date, Seller shall have the right to terminate this Agreement and to sue to recover any damages it may have suffered as a result of such breach or (ii) to seek to specifically enforce Purchaser's obligations hereunder.

7.     MISCELLANEOUS

     a. Each of Seller and Purchaser shall be responsible for its own costs and expenses associated with the purchase and sale of the Interest including any state or federal income taxes due as a result thereof.

     b. From and after the Closing Date, Seller shall take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of the Interest.

     c. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission, to the following addresses:

To  Seller:          Mississippi  Baptist  Medical  Enterprises,  Inc.
               c/o  Mississippi  Baptist  Health  Systems,  Inc.
               1225  North  State  Street
               Jackson,  MS  39202-0218
               Attn:  Russell  W.  York,  CFO

With  copy  to:          Mississippi  Baptist  Medical  Enterprises,  Inc.
               c/o  Mississippi  Baptist  Health  Systems,  Inc.
               1225  North  State  Street
               Jackson,  MS  39202-0218
               Attn:  William  B.  Giete,  General  Counsel

     To  Purchaser:          ESC-Ridgeland,  LLC
     c/o  Emeritus  Corporation
                    3131  Elliott  Avenue
     Suite  500
                    Seattle,  WA  98121
                    Attn:  Raymond  Brandstrom,  Chief  Financial  Officer
                    Phone:     206-298-2909
                    Fax:  206-301-4500

     Notices may be sent by deposited in the United States mail postage prepaid, by certified mail, return receipt requested, by facsimile transmission or by overnight courier and shall be deemed received on actual receipt or refusal of receipt thereof.

     d. This Agreement may not be amended or modified in any respect whatsoever except by an instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings and agreements between them with respect to the subject matter hereof.

     e. Emeritus XI unconditionally and absolutely guarantees the performance and obligations of the Purchaser under this Agreement. Purchaser may assign any or all of its rights hereunder to an entity which is owned or controlled, directly or indirectly, by Purchaser or by Emeritus provided that Emeritus XI concurrently delivers a written reaffirmation of its guarantee of the obligations of the then purchaser hereunder as set forth in this Section 7(e).

     f. The waiver by any party of any breach of any of the provisions of this Agreement shall not constitute a continuing waiver or a waiver of any subsequent breach of any provision of this Agreement.

     g. Each recital set forth and exhibit referenced in this Agreement is incorporated and becomes an integral part of this Agreement.

     h. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     i. Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

     j. Time is of the essence of this Agreement and of all of the covenants, conditions, terms and provisions of this Agreement.

     k. If any litigation or other proceedings are commenced between parties to this Agreement regarding the rights and duties of any party pursuant to, related to or arising from this Agreement, then the prevailing party with respect to the litigation or other proceedings, shall be entitled, in addition to the relief granted, a reasonable sum for attorneys' fees and costs of the litigation or other proceedings.

     l. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Any disputes between the parties shall be submitted to arbitration in accordance with the provisions of Section 12.15 of the Operating Agreement.

     m. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     n. Each of the parties agrees to indemnify, defend and hold harmless the other and its officers, agents, employees, members and partners and any successors thereto, from and against any and all damages, losses, costs, liabilities, obligations and expenses, including, but not limited to reasonable attorneys fees and costs, including fees and costs on appeal, which it may incur as a result of the breach by the other of its representations and warranties set forth in Section 4 hereof or its obligations hereunder; provided, however, that the indemnity provided for herein shall expire as to any claims not made in writing to the other party within two (2) years from the Closing Date.

     o. This Agreement, and any document executed in furtherance hereof, may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This Agreement, and any document executed in furtherance hereof, will be deemed to be duly executed and delivered by a party upon the delivery by facsimile to the other party of a signed copy hereof. Any party whose signature has been delivered by facsimile, shall forward the original signature of its signature by overnight delivery for receipt within no more than two (2) business days thereafter.

     p. Each party acknowledges and agrees that it has participated in the drafting and the negotiation of this Agreement and has been represented by counsel during the course thereof. Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


SELLER:                    MISSISSIPPI  BAPTIST  MEDICAL  ENTERPRISES,  INC.


                         By:     Russell  W.  York
                         Its:     CFO



PURCHASER:               ESC-RIDGELAND,  LLC

                         By:     Emeritus  Corporation
                         Its:     Sole  Member

                              By:     __________________________
                              Its:     __________________________


EMERITUS  XI:               EMERITUS  PROPERTIES  XI,  LLC,  a
                         Washington  limited  liability  company

                    By:     Emeritus  Corporation
                    Its:     Sole  Member

     By:     __________________________
          Its:     ___________________________

COMPANY:     RIDGELAND  ASSISTED  LIVING,  LLC,  a  Washington limited liability company

     By:     Emeritus  Properties  XI,  LLC
     Its:     Managing  Member

                              By:     Emeritus  Corporation
                              Its:     Sole  Member

                                   By:     William  M.  Shorten
                                   Its:     Director  of  Real  Estate  Finance

                                    EXHIBIT A
                      FORM OF INTEREST ASSIGNMENT AGREEMENT

     The undersigned does hereby sell, transfer, convey and assign to ESC-Ridgeland, LLC ("ESC"), all of its right, title and interest (the "Interest") held by it in Ridgeland Assisted Living, LLC, a Washington limited liability company (the "Company") free and clear of all liens, charges, claims and encumbrances. The undersigned does hereby further acknowledge and agree that from and after the Effective Date (as hereinafter defined) it shall have no further rights or obligations as a Member or Managing Member of the Company.

     This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

This  Assignment  shall  be  effective  as  of  ________________ (the "Effective
Date").


MISSISSIPPI  BAPTIST  MEDICAL  ENTERPRISES,  INC.

                         By:     _________________________
                         Its:     _________________________

                                    EXHIBIT B
                              TERMINATION AGREEMENT
                         (ANCILLARY SERVICES AGREEMENT)

     The undersigned being the parties to that Ancillary Services Agreement dated December 30, 1998 (the "Agreement"), do hereby acknowledge and agree pursuant to Section 22(a) of the Agreement to a mutual termination of the Agreement as of ________________, 2003 (the "Effective Date").

     In furtherance and not in limitation of the foregoing, the undersigned do hereby further acknowledge and agree that from and after the Effective Date, none of the undersigned shall have any further rights or obligations thereunder other than (i) the obligation of Mississippi Baptist Health Systems, Inc. (the "Provider") as set forth in Section 22 of the Agreement to remove from the assisted living facility known as Ridgeland Pointe within forty five days of the Effective Date any of its supplies and equipment which may be located therein and which may have been used by it to provide the services contemplated by the Agreement, (ii) the right of Ridgeland Assisted Living, LLC (the "Owner") to retain title to any such supplies or equipment which are not removed within such forty five (45) day period and (iii) the obligations of Provider and Owner to name the other on the liability insurance policies required by Sections 3 and 4, respectively, of the Agreement for the remainder of the current policy period, and, if such policies provide for claims made, rather than occurrence based, coverage, under a tail coverage policy or policies providing coverage for a period of three years after the expiration of the current policy period.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the ___ day of ____, 2003
                         RIDGELAND  ASSISTED  LIVING,  LLC

                         By:     Emeritus  Properties  XI,  LLC
                         Its:     Managing  Member

                              By:     Emeritus  Corporation
                              Its:     Sole  Member

                                   By:     ________________________
                                   Its:     ________________________


                         MISSISSIPPI  BAPTIST  HEALTH  SYSTEMS,  INC.



                         By:     ______________________________
                         Its:     ______________________________


                         EMERITUS  CORPORATION


                         By:     ________________________________
                         Its:     ________________________________

                                    EXHIBIT C
                              TERMINATION AGREEMENT
                                     (LEASE)

     The undersigned being the parties to that Lease Agreement dated December 30, 1998 (the "Lease") do hereby acknowledge and agree pursuant to Section 3 of the Lease the Lease is and shall be terminated concurrently with the termination of the Ancillary Services Agreement of even date among the undersigned and Emeritus Corporation, i.e., as of ________________, 2003 (the "Effective Date").

     In furtherance and not in limitation of the foregoing, the undersigned do hereby further acknowledge and agree that from and after the Effective Date, none of the undersigned shall have any further rights or obligations thereunder other than (i) the indemnity obligations of Landlord and Tenant as set forth in
Section  19  as  the  same may relate to the period prior to the Effective Date,
(ii) the obligations of Tenant and Landlord to name the other on the liability insurance policies required by Sections 21 and 22, respectively, of the Lease for the remainder of the current policy period, and, if such policies provide for claims made, rather than occurrence based, coverage, under a tail coverage policy or policies providing coverage for a period of three years after the expiration of the current policy period and (iii) the obligation of Tenant under
Section 32 of the Lease to remove from the Premises (as defined in the Lease) within forty five (45) days of the Effective Date any of its supplies and equipment which may be located therein and which may have been used by it to provide the services contemplated by the Ancillary Services Agreement, (ii) the right of Landlord to retain remove and store at Tenant's expense or to retain title to any such supplies or equipment which are not removed within such forty five (45) day period, it being understood and agreed that by executing this Agreement, Landlord is agreeing to extend the thirty day period for the removal thereof set forth in Section 32 of the Lease, all of which rights and obligations shall specifically survive termination of the Lease for the period stated herein.

     On the Effective Date, Tenant shall be required to pay to Landlord any rent due pursuant to Section 4 of the Lease which remains unpaid for the period ending on the Effective Date or Landlord shall be required to refund to Tenant any rent paid by Tenant pursuant to Section 4 of the Lease for any period which extends beyond the Effective Date, as applicable

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the ___ day of ____, 2003.

                         RIDGELAND  ASSISTED  LIVING,  LLC

                         By:     Emeritus  Properties  XI,  LLC
                         Its:     Managing  Member

                              By:     Emeritus  Corporation
                              Its:     Sole  Member

                                   By:     ________________________
                                   Its:     ________________________


                         MISSISSIPPI  BAPTIST  HEALTH  SYSTEMS,  INC.



                         By:     ______________________________
                         Its:     ______________________________

                                    EXHIBIT D
                                   RESIGNATION

     The undersigned, being a duly elected and acting MBME Representative, as that term is defined in the Operating Agreement of Ridgeland Assisted Living, LLC (the "Company") dated December 23, 1998, as amended by First Amendment dated September 2, 1999 (the "Operating Agreement"), does hereby resign as a member of the Board (as defined in the Operating Agreement) of the Company effective as of ____________, 2003.



                         ___________________________________

                                    EXHIBIT E
                        INDEPENDENT MANAGER CONFIRMATION

     The undersigned do hereby acknowledge and agree that Steven M. Hendrix has been advised that pursuant to Section 5.1(b) of the Operating Agreement of Ridgeland Assisted Living, LLC (the "Company") dated December 23, 1998, as amended by First Amendment dated September 2, 1999 (the "Operating Agreement"), Emeritus Properties XI, LLC and ESC-Ridgeland, LLC, as the sole members of the Company (the "Members"), have removed him from his position as the Independent Manager of the Company and that the Members hereby appoint Mark Ferrucci to serve in lieu thereof effective as of ______________, 2003.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.


                         __________________________________
                         STEVEN  M.  HENDRIX


                         EMERITUS  PROPERTIES  XI,  LLC

                         By:     Emeritus  Corporation
                         Its:     Sole  Member


                              By:     ____________________________
                              Its:     ____________________________


                         ESC-RIDGELAND,  LLC


                         By:     Emeritus  Corporation
                         Its:     Sole  Member


                              By:     ____________________________
                              Its:     ____________________________